Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For Second Quarter of 2014

Birmingham, Ala. – (PR Newswire) – July 22, 2014 – ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the quarter and six months ended June 30, 2014.

SECOND Quarter 2014 Highlights:

▪	Net income for the second quarter increased 20% year over year
▪	Second quarter annualized loan and deposit growth of 16% and 17%, respectively, on a linked quarter basis
▪	Core diluted earnings per share of $0.51 for the second quarter of 2014, a 16% increase year over year*
▪	Diluted earnings per share of $0.46 for the second quarter, a 5% increase year over year
▪	Completed initial public offering in the second quarter with net proceeds of $52.1 million
▪	30% growth in non-interest-bearing demand deposits year over year

Tom Broughton, President and CEO, said, “We are pleased to report a great quarter following our initial public offering in May.” Bud Foshee, CFO, stated, “Strong loan and deposit growth combined with excellent credit quality continue to drive our strong earnings performance.”

FINANCIAL SUMMARY

(in Thousands except share and per share amounts)

On June 16, 2014, the Company declared a three-for-one split of its common stock in the form of a stock dividend.  All share and per share information in this release has been adjusted to give effect to this stock split.

	Period Ending June 30, 2014	Period Ending March 31, 2014	% Change From Period Ending March 31, 2014 to Period Ending June 30, 2014	Period Ending June 30, 2013	% Change From Period Ending June 30, 2013 to Period Ending June 30, 2014
QUARTERLY OPERATING RESULTS
Net Income	$11,585	$11,758	(1)%	$9,686	20%
Net Income Available to Common Stockholders	$11,469	$11,656	(2)%	$9,586	20%
Diluted Earnings Per Share	$0.46	$0.51	(10)%	$0.44	5%
Return on Average Assets	1.28%	1.36%		1.31%
Return on Average Common Stockholders' Equity	15.03%	17.83%		17.28%
Average Diluted Shares Outstanding	24,823,590	22,985,670		21,655,326

Core Net Income*	$12,740	$12,215	4%	$9,686	32%
Core Net Income Available to Common Stockholders*	$12,624	$12,113	4%	$9,586	32%
Core Diluted Earnings Per Share*	$0.51	$0.53	(4)%	$0.44	16%
Core Return on Average Assets*	1.41%	1.42%		1.31%
Core Return on Average Common Stockholders' Equity*	16.54%	18.53%		17.28%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$23,343			$18,937	23%
Net Income Available to Common Stockholders	$23,127			$18,737	23%
Diluted Earnings Per Share	$0.97			$0.88	10%
Return on Average Assets	1.32%			1.31%
Return on Average Common Stockholders' Equity	15.61%			17.96%
Average Diluted Shares Outstanding	23,909,707			21,443,595

Core Net Income*	$24,955			$18,937	32%
Core Net Income Available to Common Stockholders*	$24,739			$18,737	32%
Core Diluted Earnings Per Share*	$1.03			$0.88	18%
Core Return on Average Assets*	1.41%			1.31%
Core Return on Average Common Stockholders' Equity*	16.70%			17.96%

BALANCE SHEET
Total Assets	$3,762,684	$3,572,914	5%	$3,140,626	20%
Loans	3,053,989	2,937,797	4%	2,590,192	18%
Non-interest-bearing Demand Deposits	729,163	662,834	10%	562,196	30%
Total Deposits	3,157,642	3,031,041	4%	2,674,977	18%
Stockholders' Equity	380,074	312,283	22%	265,189	43%

* Core measures exclude non-routine expenses in the first and second quarter of 2014 resulting from a correction of our accounting for vested stock options previously granted to members of our advisory boards in our markets.  For a reconciliation of these non-GAAP measures to the most comparable GAAP measure, see "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income of $11.6 million and net income available to common stockholders of $11.5 million for the quarter ended June 30, 2014, compared to net income of $9.7 million and net income available to common stockholders of $9.6 million for the same quarter in 2013. Basic and diluted earnings per common share were $0.49 and $0.46, respectively, for the second quarter of 2014, compared to $0.46 and $0.44, respectively, for the second quarter of 2013.

Return on average assets was 1.29% and return on average equity was 15.03% for the second quarter of 2014, compared to 1.29% and 17.28%, respectively, for the second quarter of 2013.

Net interest income was $32.0 million for the second quarter of 2014, compared to $30.8 million for the first quarter of 2014 and $27.5 million for the second quarter of 2013. The net interest margin in the second quarter of 2014 was 3.74%, a 6 basis point decrease from the first quarter of 2014 and 19 basis point decrease from the second quarter of 2013. The increase in net interest income on a linked quarter basis is attributable to a $87.5 million increase in average loans outstanding, a $33.6 million increase in non-interest-bearing deposits and a $40.9 million increase in average stockholders’ equity, all resulting in a positive mix change in our balance sheet.

Average loans for the second quarter of 2014 were $2.99 billion, an increase of $87.5 million, or 3%, over average loans of $2.91 billion for the first quarter of 2014, and an increase of $472.1 million, or 19%, over average loans of $2.52 billion for the second quarter of 2013.

Average total deposits for the second quarter of 2014 were $3.06 billion, an increase of $83.1 million, or 3%, over average total deposits of $2.97 billion for the first quarter of 2014, and an increase of $554.3 million, or 22%, over average total deposits of $2.50 billion for the second quarter of 2013.

Non-performing assets to total assets were unchanged for the second quarter of 2014 compared to the first quarter of 2014 at 0.53%. Net credit charge-offs decreased slightly in the second quarter of 2014 compared to the first quarter of 2014 and remain well below levels we experienced in the first two quarters of 2013. We recorded a $2.4 million provision for loan losses in the second quarter of 2014 compared to $2.3 million in the first quarter of 2014 and $3.3 million in the second quarter of 2013. Growth in loans and improving credit quality has resulted in a relatively stable loan loss reserve as a percent of loans ratio, remaining unchanged at 1.08% for June 30, 2014 and March 31, 2014 and increasing one basis point as compared to 1.07% at December 31, 2013. In management’s opinion, the reserve is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its reserve for loan losses.

Non-interest income increased $365,000 during the second quarter of 2014, or 14%, compared to the second quarter of 2013. Deposit service charges increased by $251,000, or 31%, resulting from higher balances and an increase in the number of accounts and transactions. Increases in the cash surrender value of our life insurance contracts resulted from added investments in contracts during the third quarter of 2013.

Non-interest expense for the second quarter of 2014 increased $3.0 million, or 24%, to $15.4 million from $12.4 million in the second quarter of 2013, and increased $1.7 million, or 12%, on a linked quarter basis. Salary and benefit expense for the second quarter of 2014 increased $2.0 million, or 28%, to $9.1 million from $7.1 million in the second quarter of 2013, and increased $1.4 million, or 18%, on a linked quarter basis. Included in salary and benefit expense for the first and second quarters of 2014 are non-routine expenses of $703,000 and $1.8 million, respectively, resulting from a correction of our accounting for vested stock options previously granted to members of our advisory boards in our markets. This expense impacted our diluted earnings per share for the first and second quarters of 2014 by $0.02 and $0.05, respectively. We historically accounted for these options under the provisions of FASB ASC 718-10, Compensation – Stock Compensation, and now have determined to recognize as an expense the fair value of these vested options in accordance with the provisions of the FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees. The change in accounting treatment is a non-cash item and does not impact the Company’s operating activities or cash from operations. Other operating expense for the second quarter of 2014 increased $800,000, or 29%, to $3.6 million from $2.8 million in the second of 2013. This was primarily the result of write downs of investments in tax credit partnerships of $377,000 for the second quarter of 2014 compared to $53,000 in the same quarter in 2013. We recognized tax credits of $550,000 during the second quarter of 2014 from these investments.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

As discussed in more detail in the section titled “Detailed Financials,” we recorded a non-routine expense of $703,000 for the first quarter of 2014 resulting from the correction of our accounting for vested stock options previously granted to members of our advisory boards in our Dothan, Huntsville and Montgomery, Alabama markets, and we recorded a non-routine expense of $1.8 million for the second quarter of 2014 resulting from a correction of our accounting for vested stock options previously granted to members of our advisory boards in our Mobile, Alabama and Pensacola, Florida markets. This change in accounting treatment is a non-cash item and does not impact our operating activities or cash from operations. The non-GAAP financial measures included in this press release of our results for the first and second quarters of 2014 and the first six months of 2014 are “core net income,” “core net income available to common stockholders,” “core diluted earnings per share,” “core return on average assets” and “core return on average common stockholders’ equity.” Each of these five core financial measures excludes the impact of the non-routine expenses attributable to the correction of our accounting for vested stock options. None of the other periods included in this press release are affected by this correction.

“Core net income” is defined as net income, adjusted by the net effect of the non-routine expense.

“Core net income available to common stockholders” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense.

“Core diluted earnings per share” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense, divided by weighted average diluted shares outstanding.

“Core return on average assets” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average total assets.

“Core return of average common stockholders’ equity” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average common stockholders’ equity.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures for the six months ended June 30, 2014 and the three month periods ended June 30, 2014 and March 31, 2014. Dollars are in thousands, except share and per share data.

	For the Six Months Ended June 30, 2014	For the Three Months Ended June 30, 2014	For the Three Months Ended March 31, 2014
Provision for income taxes - GAAP	$10,705	$5,476	$5,229
Adjustments:
Adjustment for non-routine expense	865	619	246
Core provision for income taxes	$11,570	$6,095	$5,475

Return on average assets - GAAP	1.32%	1.28%	1.36%
Net income - GAAP	$23,343	$11,585	$11,758
Adjustments:
Adjustment for non-routine expense	1,612	1,155	457
Core net income	$24,955	$12,740	$12,215
Average assets	$3,568,159	$3,635,506	$3,500,257
Core return on average assets	1.41%	1.41%	1.42%

Return on average common stockholders' equity	15.61%	15.67%	17.83%
Net income available to common stockholders - GAAP	$23,127	$11,469	$11,658
Adjustments:
Adjustment for non-routine expense	1,612	1,155	457
Core net income available to common stockholders	$24,739	$12,624	$12,115
Average common stockholders' equity	$298,713	$306,050	$265,188
Core return on average common stockholders' equity	16.70%	16.54%	18.53%

Earnings per share - diluted - GAAP	$0.97	$0.46	$0.51
Weighted average shares outstanding, diluted	23,909,707	24,823,590	22,985,670
Core diluted earnings per share	$1.03	$0.51	$0.53

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola, Florida and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at http://servisfirstbancshares.investorroom.com/.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at http://servisfirstbancshares.investorroom.com/ or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013
CONSOLIDATED STATEMENT OF INCOME
Interest income	$35,424	$34,281	$33,725	$32,499	$30,692
Interest expense	3,446	3,432	3,610	3,534	3,211
Net interest income	31,978	30,849	30,115	28,965	27,481
Provision for loan losses	2,438	2,314	2,356	3,034	3,334
Net interest income after provision for loan losses	29,540	28,535	27,759	25,931	24,147
Non-interest income	2,938	2,175	2,371	2,269	2,573
Non-interest expense	15,417	13,723	12,298	12,067	12,372
Income before income tax	17,061	16,987	17,832	16,133	14,348
Provision for income tax	5,476	5,229	5,964	5,321	4,662
Net income	11,585	11,758	11,868	10,812	9,686
Preferred stock dividends	116	100	116	100	100
Net income available to common stockholders	$11,469	$11,658	$11,752	$10,712	$9,586
Earnings per share - basic	$0.49	$0.53	$0.55	$0.51	$0.46
Earnings per share - diluted	$0.46	$0.51	$0.53	$0.49	$0.44

Average diluted shares outstanding	24,823,590	22,985,670	22,359,351	21,965,733	21,655,326

CONSOLIDATED BALANCE SHEET DATA
Total assets	$3,762,684	$3,572,914	$3,520,699	$3,396,153	$3,140,626
Loans	3,053,989	2,937,797	2,858,868	2,731,973	2,590,192
Debt securities	325,432	309,475	298,494	289,515	261,578
Non-interest-bearing demand deposits	729,163	662,834	650,456	635,153	562,196
Total deposits	3,157,642	3,031,041	3,019,642	2,919,217	2,674,977
Borrowings	19,957	19,949	19,940	19,932	19,924
Stockholders' equity	$380,074	$312,283	$297,192	$276,300	$265,189

Shares outstanding	24,749,436	22,574,436	22,050,036	21,229,041	20,922,936
Book value per share	$13.74	$12.06	$11.67	$11.13	$10.76
Tangible book value per share (1)	$13.74	$12.06	$11.67	$11.13	$10.76

SELECTED FINANCIAL RATIOS
Net interest margin	3.74%	3.80%	3.67%	3.69%	3.93%
Return on average assets	1.28%	1.36%	1.36%	1.31%	1.31%
Return on average common stockholders' equity	15.03%	17.83%	18.86%	18.47%	17.28%
Efficiency ratio	44.15%	41.55%	37.86%	38.63%	41.17%
Non-interest expense to average earning assets	1.78%	1.66%	1.48%	1.52%	1.74%
Tangible common equity to total tangible assets (1)	9.04%	7.62%	7.31%	6.96%	7.17%

(1) Non-GAAP financial measures.  "Tangible book value per share" and "tangible common equity to total tangible assets" are not measures of financial performance recognized by generally accepted accounting principles in the United States, or GAAP;   However, because the Company has no intangible assets, there is no reconciliation of these non-GAAP financial measures.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2014	June 30, 2013	% Change
ASSETS
Cash and due from banks	$76,893	$60,251	28%
Interest-bearing balances due from depository institutions	199,990	129,767	54%
Federal funds sold	3,044	2,590	18%
Cash and cash equivalents	279,927	192,608	45%
Available for sale debt securities, at fair value	294,254	227,770	29%
Held to maturity debt securities (fair value of $33,663 and $33,292 at
June 30, 2014 and 2013, respectively)	31,178	33,808	(8)%
Restricted equity securities	3,418	3,738	(9)%
Mortgage loans held for sale	11,675	16,374	(29)%
Loans	3,053,989	2,590,192	18%
Less allowance for loan losses	(32,984)	(28,757)	15%
Loans, net	3,021,005	2,561,435	18%
Premises and equipment, net	7,745	8,756	(12)%
Accrued interest and dividends receivable	9,686	9,101	6%
Deferred tax asset, net	12,817	10,383	23%
Other real estate owned and repossessed assets	6,739	9,071	(26)%
Bank owned life insurance contracts	70,090	57,969	21%
Other assets	14,150	9,613	47%
Total assets	$3,762,684	$3,140,626	20%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$729,163	$562,196	30%
Interest-bearing	2,428,479	2,112,781	15%
Total deposits	3,157,642	2,674,977	18%
Federal funds purchased	181,070	175,475	3%
Other borrowings	19,957	19,924	0%
Accrued interest payable	1,946	905	115%
Other liabilities	21,995	4,156	429%
Total liabilities	3,382,610	2,875,437	18%
Stockholders' equity:
Preferred stock, Series A Senior Non-Cumulative Perpetual, par value $0.001
(liquidation preference $1,000), net of discount; 40,000 shares authorized,
40,000 shares issued and outstanding at June 30, 2014 and 2013	39,958	39,958	-%
Preferred stock, par value $0.001 per share; 1,000,000 authorized and
Common stock, par value $0.0003 per share; 50,000,000 shares authorized;
24,749,436 shares issued and outstanding at June 30, 2014 and
20,922,936 shares issued and outstanding at June 30, 2013	8	7	14%
Additional paid-in capital	183,782	109,874	67%
Retained earnings	150,769	111,217	36%
Accumulated other comprehensive income	5,305	4,133	28%
Noncontrolling interest	252	-	100%
Total stockholders' equity	380,074	265,189	43%
Total liabilities and stockholders' equity	$3,762,684	$3,140,626	20%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Interest income:
Interest and fees on loans	$33,250	$28,874	$65,502	$56,192
Taxable securities	1,126	908	2,223	1,856
Nontaxable securities	870	847	1,741	1,679
Federal funds sold	43	17	85	33
Other interest and dividends	135	46	154	97
Total interest income	35,424	30,692	69,705	59,857
Interest expense:
Deposits	3,027	2,784	6,041	5,497
Borrowed funds	419	427	837	978
Total interest expense	3,446	3,211	6,878	6,475
Net interest income	31,978	27,481	62,827	53,382
Provision for loan losses	2,438	3,334	4,752	7,618
Net interest income after provision for loan losses	29,540	24,147	58,075	45,764
Non-interest income:
Service charges on deposit accounts	1,057	806	1,925	1,568
Mortgage banking	674	787	958	1,752
Securities gains	-	8	-	131
Increase in cash surrender value life insurance	546	485	1,082	955
Other operating income	661	487	1,148	964
Total non-interest income	2,938	2,573	5,113	5,370
Non-interest expense:
Salaries and employee benefits	9,098	7,056	16,795	12,735
Equipment and occupancy expense	1,409	1,469	2,775	2,580
Professional services	532	425	1,048	886
FDIC and other regulatory assessments	528	426	1,045	858
Other real estate owned expense	298	204	785	594
Other operating expense	3,552	2,792	6,692	5,471
Total non-interest expense	15,417	12,372	29,140	23,124
Income before income tax	17,061	14,348	34,048	28,010
Provision for income tax	5,476	4,662	10,705	9,073
Net income	11,585	9,686	23,343	18,937
Dividends on preferred stock	116	100	216	200
Net income available to common stockholders	$11,469	$9,586	$23,127	$18,737
Basic earnings per common share	$0.49	$0.46	$1.01	$0.94
Diluted earnings per common share	$0.46	$0.44	$0.97	$0.88

SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013
Reserve for loan losses:
Beginning balance	$31,728	$30,663	$28,927	$28,757	$27,679
Loans charged off:
Commercial financial and agricultural	142	1,222	95	849	101
Real estate - construction	325	23	557	394	1,888
Real estate - mortgage:	890	4	25	1,746	270
Consumer	18	58	38	42	129
Total charge off	1,375	1,307	715	3,031	2,388
Recoveries:
Commercial financial and agricultural	1	45	16	13	31
Real estate - construction	180	8	70	124	95
Real estate - mortgage:	10	4	9	24	3
Consumer	2	1	-	6	3
Total recoveries	193	58	95	167	132
Net charge-off	1,182	1,249	620	2,864	2,256
Provision for loan losses	2,438	2,314	2,356	3,034	3,334
Ending balance	$32,984	$31,728	$30,663	$28,927	$28,757

Reserve for loan losses to total loans	1.08%	1.08%	1.07%	1.06%	1.11%
Reserve for loan losses to total average
loans	1.10%	1.09%	1.11%	1.09%	1.14%
Net charge-offs to total average loans	0.16%	0.17%	0.09%	0.43%	0.36%
Provision for loan losses to total average
loans	0.33%	0.32%	0.34%	0.46%	0.53%
Nonperforming assets:
Nonaccrual loans	$13,193	$9,084	$9,621	$9,396	$14,765
Loans 90+ days past due and accruing	-	110	115	-	259
Other real estate owned and
repossessed assets	6,739	9,752	12,861	14,258	9,232
Total	$19,932	$18,946	$22,597	$23,654	$24,256

Nonperforming loans to total loans	0.43%	0.31%	0.35%	0.34%	0.58%
Nonperforming assets to total assets	0.53%	0.53%	0.64%	0.70%	0.77%
Nonperforming assets to earning assets	0.54%	0.55%	0.66%	0.72%	0.79%
Reserve for loan losses to nonaccrual loans	250.01%	349.27%	318.71%	307.87%	194.76%

Restructured accruing loans	$7,030	$9,411	$9,689	$6,233	$9,406

Restructured accruing loans to total loans	0.23%	0.32%	0.35%	0.23%	0.36%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	2nd Quarter 2014	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013
Interest income:
Interest and fees on loans	$33,250	$32,252	$31,618	$30,475	$28,874
Taxable securities	1,126	1,097	1,052	980	908
Nontaxable securities	870	871	870	858	847
Federal funds sold	43	42	51	44	17
Other interest and dividends	135	19	134	142	46
Total interest income	35,424	34,281	33,725	32,499	30,692
Deposits	3,027	3,014	3,202	3,131	2,784
Borrowed funds	419	418	408	403	427
Total interest expense	3,446	3,432	3,610	3,534	3,211
Net interest income	31,978	30,849	30,115	28,965	27,481
Provision for loan losses	2,438	2,314	2,356	3,034	3,334
Net interest income after provision for loan losses	29,540	28,535	27,759	25,931	24,147
Non-interest income:
Service charges on deposit accounts	1,057	868	837	823	806
Mortgage banking	674	284	344	402	787
Securities gains	-	-	-	-	8
Increase in cash surrender value life insurance	546	536	548	491	485
Other operating income	661	487	642	553	487
Total non-interest income	2,938	2,175	2,371	2,269	2,573
Salaries and employee benefits	9,098	7,697	6,541	7,048	7,056
Equipment and occupancy expense	1,409	1,366	1,350	1,272	1,469
Professional services	532	516	480	443	425
FDIC and other regulatory assessments	528	517	536	405	426
Other real estate owned expense	298	487	475	357	204
Other operating expense	3,552	3,140	2,916	2,542	2,792
Total non-interest expense	15,417	13,723	12,298	12,067	12,372
Income before income tax	17,061	16,987	17,832	16,133	14,348
Provision for income tax	5,476	5,229	5,964	5,321	4,662
Net income	11,585	11,758	11,868	10,812	9,686
Dividends on preferred stock	116	100	116	100	100
Net income available to common stockholders	$11,469	$11,658	$11,752	$10,712	$9,586
Basic earnings per common share	$0.49	$0.53	$0.55	$0.51	$0.46
Diluted earnings per common share	$0.46	$0.51	$0.53	$0.49	$0.44

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS - UNAUDITED

ON A FULLY TAXABLE-EQUIVALENT BASIS

(Dollars in thousands)

	2nd Quarter 2014		1st Quarter 2014		4th Quarter 2013		3rd Quarter 2013		2nd Quarter 2013
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$2,978,631	4.46%	$2,892,433	4.52%	$2,754,955	4.54%	$2,640,444	4.56%	$2,519,869	4.58%
Tax-exempt(2)	15,803	3.25	14,550	3.34	5,669	4.34	2,483	5.91	2,453	5.72
Mortgage loans held for sale	8,048	3.24	4,496	2.80	5,956	3.66	12,531	2.66	14,157	2.10
Debt securities:
Taxable	188,148	2.40	174,842	2.54	166,027	2.49	152,135	2.56	139,189	2.65
Tax-exempt(2)	123,897	4.11	122,686	4.13	120,161	4.11	118,001	4.13	115,428	4.22
Total securities (3)	312,045	3.08	297,528	3.20	286,188	3.17	270,136	3.24	254,617	3.36
Federal funds sold	41,388	0.37	54,895	0.31	68,710	0.25	62,192	0.28	21,303	0.26
Restricted equity securities	3,446	7.57	3,738	-	3,738	2.55	3,738	2.65	3,738	2.25
Interest-bearing balances with banks	121,532	0.25	82,279	0.09	173,521	0.29	161,169	0.29	30,083	0.24
Total interest-earning assets	3,480,893	4.13%	3,349,919	4.21%	3,298,737	4.11%	3,152,693	4.14%	2,846,220	4.38%
Non-interest-earning assets:
Cash and due from banks	57,387		56,082		53,062		45,314		42,175
Net premises and equipment	8,377		8,724		8,944		9,052		9,359
Allowance for loan losses,
accrued interest and
other assets	88,849		85,532		98,586		76,477		75,239
Total assets	$3,635,506		$3,500,257		$3,459,329		$3,283,536		$2,972,993

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$482,115	0.27%	$478,678	0.27%	$472,751	0.27%	$432,453	0.28%	$415,955	0.28%
Savings	25,406	0.28	25,081	0.27	21,755	0.27	21,602	0.29	21,733	0.28
Money market	1,472,346	0.44	1,416,645	0.45	1,420,771	0.47	1,356,197	0.47	1,123,605	0.46
Time deposits	402,613	1.08	412,622	1.10	412,254	1.13	408,600	1.16	402,733	1.19
Federal funds purchased	195,809	0.28	195,967	0.28	176,967	0.28	168,121	0.28	185,533	0.29
Other borrowings	19,953	5.69	19,945	5.75	19,936	5.63	19,928	5.63	19,920	5.92
Total interest-bearing liabilities	2,598,242	0.53%	2,548,938	0.55%	2,524,434	0.57%	2,406,901	0.58%	2,169,479	0.59%
Non-interest-bearing liabilities:
Non-interest-bearing
demand	675,098		641,450		640,476		599,379		539,228
Other liabilities	16,158		4,724		7,226		7,250		1,799
Stockholders' equity	341,120		300,512		282,549		266,427		255,837
Unrealized gains on securities and
derivatives	4,888		4,634		4,644		3,580		6,650
Total liabilities and
stockholders' equity	$3,635,506		$3,500,257		$3,459,329		$3,283,536		$2,972,993
Net interest spread		3.60%		3.67%		3.54%		3.56%		3.79%
Net interest margin		3.74%		3.80%		3.67%		3.69%		3.93%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.
(3)	Unrealized gains on available-for-sale debt securities are excluded from the yield calculation.